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Exhibit 5.3

SEWARD & KISSEL LLP

901 K STREET, N.W., SUITE 800	ONE BATTERY PARK PLAZA
WASHINGTON, D.C. 20001	NEW YORK, NEW YORK 10004
TELEPHONE: (202) 737-8833	TELEPHONE: (212) 574-1200
FACSIMILE: (202) 737-5184	FACSIMILE: (212) 480-8421
WWW.SEWKIS.COM

        We hereby consent to the use of our name in the Registration Statement on Form F-10 filed by Sprott Physical Gold Trust (the "Trust") on April 22, 2014, as such may thereafter be amended or supplemented, and in the base prospectus contained therein, under the caption "Legal Matters", without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder with respect to any part of the Registration Statement.

Washington, D.C.
April 22, 2014

Very truly yours,
/s/ SEWARD & KISSEL LLP Seward & Kissel LLP

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  Exhibit 5.3